Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-113848, No. 333-07785, No. 333-65452, and No. 333-92403) and Form S-3 (No. 333-45294 and No. 333-88540) of A.D.A.M., Inc. (the “Company”) of our report dated February 4, 2005 relating to the financial statements of the Company as of and for the year ended December 31, 2004, which appears in this Form 10-KSB.

/s/ Tauber & Balser P.C.
Atlanta, Georgia
March 29, 2005